Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts



Nuveen Build America Bond Opportunity Fund
333-167407, 811-22425



On January 1, 2011 a new Sub-Advisory Agreement went into effect for the above reference trust. Such
Agreement is attached as an exhibit to Form N-
SAR.